Exhibit 32.1

Trico Marine Services, Inc.

Form 10-K

Annual Report

Annual Period Ended December 31, 2003

Certifications Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Trevor Turbidy, Chief Financial Officer of Trico Marine Services, Inc. (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

1. the Annual Report on Form 10-K for the annual period ended December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period covered by such Report.

Date: March 12, 2004	By:	/s/ Trevor Turbidy
Trevor Turbidy
Chief Financial Officer

Certifications Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Thomas E. Fairley, Chief Executive Officer of Trico Marine Services, Inc. (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

1. the Annual Report on Form 10-K for the annual period ended December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period covered by such Report.

Date: March 12, 2004	By:	/s/ Thomas E. Fairley
Thomas E. Fairley
President and CEO